Exhibit 5.1

June 25, 2015

Pluristem Therapeutics Inc.
Matam Advanced Technology Park
Building No. 5
Haifa 31905, Israel

Re: Sale of Common Stock and Warrants pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (Registration No. 333-199303, the “Registration Statement”), the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus Supplement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of  6,800,000 shares of your common stock (the “Shares”) plus warrants (the “Warrants”) to purchase up to 4,080,000 shares of your common stock (the shares of your common stock underlying such Warrants, being referred to as the Warrant Shares, and, together with the Shares, the “Offering Shares”).

We are acting as counsel for Pluristem Therapeutics Inc. (the “Company”) in connection with the registration and sale of the Offering Shares and Warrants. We have examined copies of the Registration Statement and Prospectus Supplement filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

For purposes of our opinion, we have examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (such examination being limited to the provisions of such statutes only, and not including any annotations or commentary). We do not purport to be experts on the laws of the State of Nevada, and with your permission our opinion is based upon such limited experience. Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws. We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable; (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated by the Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Warrant Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

Pluristem Therapeutics Inc.
June 25, 2015

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Offering Shares or Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP